Exhibit 10.7

EARNOUT ELECTION AGREEMENT

THIS EARNOUT ELECTION AGREEMENT (this “Agreement”), dated as of [●], 2022, is made and entered into by and among, (i) Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (which shall deregister in the Cayman Islands and domesticate as a Delaware corporation prior to the Closing, “Parent”) (“Parent”), (ii) Orchestra BioMed, Inc., a Delaware corporation (the “Company”), and (iii) the Company Securityholder set forth on the signature page hereto (“Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, HSAC Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company, are party to that certain Agreement and Plan of Merger, dated as of June [●], 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which, at the Closing, Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, immediately prior to the Effective Time, all of the issued and outstanding shares of Company Preferred Stock held by Holder, if any, will automatically convert into shares of Company Common Stock in accordance with the applicable terms of the Company Certificate of Incorporation (the “Conversion”);

WHEREAS, at the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (assuming completion of the Conversion) held by Holder will automatically be cancelled, extinguished and converted into the right to receive a number of Domesticated Parent Common Shares as calculated in accordance with Section 4.1(b) of the Merger Agreement (the “Merger Shares”); and

WHEREAS, pursuant to Section 4.7 of the Merger Agreement (the “Earnout Provisions”), each Person that was a Company Stockholder immediately prior to the Effective Time (other than holders of Dissenting Shares) that delivers this Agreement or an agreement substantially similar to this Agreement duly executed to the Company (copies of which will be provided to Parent) will be entitled to, among other things, its Pro Rata Portion of the Earnout Shares, subject to the terms and conditions set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Earnout Election. The parties acknowledge and agree that, effective as of and contingent upon the Closing, Holder shall be deemed an “Earnout Participant” for purposes of the Earnout Provisions and, without limiting the foregoing, shall be entitled to the rights, benefits and privileges, and subject to the restrictions and obligations, of (a) an Earnout Participant under the Earnout Provisions and (b) this Agreement.

2.            No Security Interest. The parties intend that none of Holder’s rights to receive its portion of the Earnout Shares in accordance with the Merger Agreement (“Holder’s Earnout Rights”) and any interest therein shall be deemed to be a “security” for purposes of any securities law of any jurisdiction. Holder’s Earnout Rights are deemed contractual rights in connection with the Merger and the parties do not view Holder’s Earnout Rights as an investment by Holder. Holder’s Earnout Rights will not be represented by any physical certificate or similar instrument. Holder’s Earnout Rights do not represent an equity or ownership interest in any entity. No interest in Holder’s Earnout Rights may be sold, transferred assigned, pledged, hypothecated, encumbered or otherwise disposed of, except by operation of law, and any attempt to do so shall be null and void. For the avoidance of doubt, once issued to Holder, its portion of the Earnout Shares shall be considered a “security” for purposes of any securities law of any jurisdiction and the restrictions set forth in the foregoing sentence shall not apply to such issued Earnout Shares.

3.            Lock-Up.

(a)       Except as permitted by Section 4, Holder shall not Transfer any Subject Shares (as defined below) (the “Lock-up”) until the date that is the earlier of (i) one (1) year from the date of the Closing or (ii) the date on which Parent completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their Domesticated Parent Common Shares for cash, securities or other property (the “Lock-up Period”).

(b)       For Purposes of this Agreement, “Subject Shares” shall mean any (i) Merger Shares and (ii) Earnout Shares issued prior to the expiration of the Lock-Up Period, in each case, that are beneficially owned or owned of record by such Holder.

(c)       For purposes of this Agreement, “Transfer” shall mean the (i) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Subject Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.            Exceptions to Lock-Up. The provisions of Section 3 shall not apply to:

(a)       Transfers of Subject Shares as a bona fide gift or charitable contribution;

(b)       Transfers of Subject Shares to a trust, family limited partnership or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of Holder or any other person with whom Holder has a relationship by blood, marriage or adoption not more remote than first cousin and Transfers to any such family member;

(c)       Transfers of Subject Shares by will or intestate succession or the laws of descent and distributions upon the death of Holder (it being understood and agreed that the appointment of one or more executors, administrators or personal representatives of the estate of Holder shall not be deemed a Transfer hereunder to the extent that such executors, administrators and/or personal representatives comply with the terms of this Agreement on behalf of such estate);

(d)       Transfers of Subject Shares pursuant to a qualified domestic order or in connection with a divorce settlement;

(e)       if Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers of Subject Shares to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) Transfers of Subject Shares as part of a dividend, distribution, transfer or other disposition of shares to partners, limited liability company members, direct or indirect stockholders or other equity holders of Holder, including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership, fund or investment vehicle, or any other partnerships, funds or investment vehicles controlled or managed by such partnership;

(f)       if Holder is a trust, Transfers of Subject Shares to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(g)       Transfers of Subject Shares to Parent’s or Holder’s officers, directors, members, consultants or their affiliates;

(h)       pledges of Subject Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

(i)       Transfers of Subject Shares pursuant to a bona fide third-party tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other transaction or series of related transactions involving a Change in Control in Parent, provided that in the event that such tender offer, merger, asset acquisition, stock sale, recapitalization, consolidation, business combination or other such transaction is not completed, the securities subject to this Agreement shall remain subject to this Agreement;

(j)       Transfers of Subject Shares to Parent in connection with the liquidation or dissolution of Parent by virtue of the laws of the state of Parent’s organization and Parent’s organizational documents;

(k)       the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of any Subject Shares during the Lock-Up Period; and

(l)       Transfers of Subject Shares to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4(a) THROUGH 4(g) AND 4(l), EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PARENT, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

5.            Null and Void. If any Transfer of Subject Shares prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of such Subject Shares as one of its equityholders for any purpose.

6.            Legend. During the Lock-up Period, each certificate evidencing any Subject Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN EARNOUT ELECTION AGREEMENT, DATED AS OF [•], 2022 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.”

Promptly upon the expiration of the Lock-up Period, Parent shall cause the removal of such legend and, if determined appropriate by Parent, any restrictive legend related to compliance with the federal securities laws from the certificates evidencing the Subject Shares.

7.            Representations and Warranties. Holder represents and warrants to Parent and the Company as follows: (a) this Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (b) the execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if such Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon Holder), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement; (c) Holder has not entered into, and shall not enter into or otherwise amend, any contract or other agreement that would result in the restriction, limitation or interference with the performance of Holder’s obligations hereunder; (d) Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors; and (e) Holder is not relying on any statements or representations of Parent or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement.

8.            Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with this Section 8:

if to Parent or the Company, to:

Orchestra BioMed, Inc.
150 Union Square Drive
New Hope PA 18938
Attn: David Hochman, Chairman & CEO
E-mail: DHochman@orchestrabiomed.com,

with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attn: Samuel A. Waxman
E-mail: samuelwaxman@paulhastings.com;

if to any Holder, at such Holder’s address or contact information as set forth in Parent’s books and records.

9.            No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

10.          Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. For the avoidance of doubt, each party agrees that an electronic copy of this Agreement shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)).

11.          Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.

12.          Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

13.          Amendments; Waiver. This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

14.          Term. This Agreement shall terminate upon the earlier of (a) termination of the Merger Agreement in accordance with its terms; (b) the later of (i) the expiration of the Lock-Up Period and (ii) the date in which all Earnout Shares to which Holder may be entitled to receive pursuant to Holder’s Earnout Rights have been issued to Holder; (c) the expiration of the Earnout Period; and (d) mutual written agreement by the parties.

15.          Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Earnout Election Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT:

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:
Name:
Title:

COMPANY:

ORCHESTRA BIOMED, INC.

By:
Name:	David Hochman
Title:	Chief Executive Officer

HOLDER:

By:
Name:	[●]
Title:	[●]